UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 10, 2008

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           On June 10, 2008, Adam L. Berman resigned and voluntarily terminated his employment as Vice President, Research and Development of MedicalCV, Inc. (the “Company”), effective June 10, 2008.

ITEM 8.01	OTHER EVENTS.

On June 13, 2008, the Board of Directors of the Company determined to terminate operations and begin winding down the Company, effective June 13, 2008.

As previously disclosed, the Company had implemented a cash management strategy to preserve its available cash as it continued to work to secure financing.  The Company had been involved in active negotiations with an investor to provide such financing; however, the Company and the investor were unable to complete such financing transaction prior to reaching the point at which the Company was unable to continue funding its operations.  Based on the Company’s cash position as of June 13, 2008, the Board determined that the most appropriate course of action was to terminate operations.

In connection with the Board’s determination to terminate operations, all of the Company’s  employees will be terminated, effective today.  The Company will pay employees their normal salary through today, as well as payments owed to certain employees for accrued but unpaid paid time off, all of which will be paid today.  No severance benefits will be paid.

The Company intends to file a Form 15 to deregister its common stock from the Exchange Act later today.  Upon such deregistration, the Company’s common stock will no longer be eligible for trading on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: June 13, 2008	By:	/s/ Michael A. Brodeur
Michael A. Brodeur
Vice President, Finance and Chief Financial Officer